As filed with the Securities and Exchange Commission on October 16, 2001

                                                      Registration No. 333-45774
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                               AMENDMENT NO. 4 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   HUNAPU INC.
                 (Name of Small Business Issuer in its Charter)

           Nevada                         6799                    88-0462762
(State or other jurisdiction        (Primary Standard         (I.R.S. Employer
     of incorporation or        Industrial Classification    Identification No.)
        organization)                  Code Number)

                          1700 W. Horizon Ridge Parkway
                             Henderson, Nevada 89012
                            Telephone: (702) 614-1750
                           Telecopier: (702) 614-1790
          (Address and telephone number of principal executive offices)

                              --------------------

                                 JOHN C. FRANCIS
                             Chief Executive Officer
                                   HUNAPU INC.
                          1700 W. Horizon Ridge Parkway
                             Henderson, Nevada 89012
                            Telephone: (702) 614-1750
                           Telecopier: (702) 614-1790
            (Name, address and telephone number of agent for service)

                              --------------------

                                   Copies to:
                             ELLIOT H. LUTZKER, ESQ.
                             SNOW BECKER KRAUSS P.C.
                                605 Third Avenue
                          New York, New York 10158-0125
                            Telephone: (212) 687-3860
                           Telecopier: (212) 949-7052

                              --------------------

                Approximate Date of Proposed Sale to the Public:
 As soon as practicable after the effective date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================   ======================   ======================   ==================   ====================

                                                                   Proposed Maximum       Proposed Maximum
Title of Each Class of Securities to       Amount to be           Aggregate Offering     Aggregate Offering      Amount of
be Registered                               Registered          Price Per Security (1)        Price (1)       Registration Fee
------------------------------------   ----------------------   ----------------------   ------------------   --------------------
Units, consisting of one share of        600,000 uts. (2)                $.03                  $18,000               $5
common stock and one-third of one
class A warrant
------------------------------------   ----------------------   ----------------------   ------------------   --------------------
Common stock, $.001 par value              600,000 shs.                  (3)                     (3)                (3)
------------------------------------   ----------------------   ----------------------   ------------------   --------------------
Class A warrants                         200,000 wts. (4)             $5.00 (5)            $1,000,000 (5)         $265 (5)
------------------------------------   ----------------------   ----------------------   ------------------   --------------------
Common stock, $.001 par value          200,000 shs. (6)(7)               (8)                     (8)                (8)
-----------------------------------------------------------------------------------------------------------   --------------------
TOTAL......................................................................................................       $270 (9)
==================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Act").

(2) Consists of units, each consisting of one share of common stock and one-third class A warrant being issued by the registrant and sold to the public hereunder commencing on the effective date of this Registration Statement for $.03 per unit

(3) The purchase price of the common stock included in the units is the entire purchase price of the units for purposes of this calculation of fee, and such fee has already been computed with respect to the units.

(4) Consists of class A warrants included in the units being issued by the registrant and sold to the public hereunder.

(5) Pursuant to Rule 457(g) under the Act, the registration fee has been calculated on the basis of the price at which the class A warrants may be exercised.

(6) Consists of shares of common stock issuable upon exercise of the class A warrants being issued by the registrant and sold to the public hereunder.

(7) Pursuant to Rule 416(a) under the Act, this registration statement also relates to such number of shares of common stock as may become issuable as a result of anti-dilution adjustments in accordance with the terms of the class A warrants.

(8) Pursuant to Rule 457(g) under the Act, no additional registration fee is required for these securities.

(9) This fee was paid as part of the $1,605 fee paid with the initial filing of this Registration Statement on September 14, 2000.

                              --------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION - October 16, 2001

PROSPECTUS

                                  600,000 Units
                         800,000 Shares of Common Stock

                                   HUNAPU INC.

          600,000 shares of common stock and 200,000 class A redeemable warrants each to purchase one share of common stock

     We are offering 600,000 units at a price of $0.03 per unit on a self underwritten all-or-none basis. Each unit consists of one share of common stock and one-third of one class A redeemable warrant. The minimum purchase required by any one investor is six hundred (600) units and the number of units purchased must be in multiples of three. Each class A warrant may be exercised to purchase one share of common stock. The class A warrants are exercisable for four years from _____________, 2001, at an exercise price of $5.00 per share.

     If all of the units cannot be sold, none of the units will be sold. The offering will terminate on _____, 2002 (90 days from the date of this prospectus, unless we extend it for up to an additional 90 days). If $18,000 in proceeds are not received by such date, all funds will be returned to the persons who subscribed to the offering, with interest, if any. All of the units being offered, as well as the proceeds received, are required to be promptly deposited in an escrow account at Southwest Escrow Company at 401 North Buffalo, Suite 205, Las Vegas, Nevada 89145, as escrow agent.

     The units will be registered only in the State of New York and may only be traded in New York. Purchasers of such securities in this offering and in any secondary trading market which may develop must be residents of New York.

     Prior to this offering there has been no public market for the units, shares or warrants. We are what is commonly called a "blank check" company with no operating business. Our goal is to locate an operating business to combine with our company.

     These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. See "Risk Factors" on page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is October __, 2001.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary.............................................................3
Risk Factors...................................................................6
Dilution and Other Comparative Per Share Data.................................10
Use of Proceeds...............................................................11
Plan of Operation.............................................................12
Proposed Business.............................................................13
Management....................................................................19
Principal Stockholders........................................................21
Description of Securities.....................................................23
Plan of Distribution..........................................................25
Certain Market Information....................................................27
Additional Information........................................................27
Legal Matters.................................................................27
Experts.......................................................................27
Financial Statements.........................................................F-1

                              --------------------

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock and the warrants. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only.

                              --------------------

                               PROSPECTUS SUMMARY

The Company

     Hunapu Inc. is a "blank check" company formed as a Nevada corporation on January 19, 2000. We have no operating business. Since our inception, our activities have been limited to our organization and the preparation of a registration statement and prospectus for our initial public offering. We were formed as a vehicle to effect a business combination with a company that we believe has significant growth potential. We have no plans, arrangements or understandings with any prospective business combination candidates and have not targeted any business for investigation and evaluation. We cannot assure you that we will find a suitable business with which to combine.

     As described in more detail later in this prospectus, the business must have a minimum fair market value of at least 80% of the offering proceeds. We will need a sufficient number of investors to reconfirm their investments prior to consummating any business combination. Before you vote, we must file and deliver to you an amendment to this prospectus outlining the proposed combination and business. Unless we complete a business combination within 18 months of the date of the commencement of this offering, the entire proceeds will be returned to those who subscribed to this offering.

     Our offices are located at 1700 W. Horizon Ridge Parkway, Suite 202, Henderson, NV 89012. Our telephone number is (702) 614-1750.

The Offering

     We are conducting a blank check offering subject to the Securities and Exchange Commission's Rule 419 under the Securities Act of 1933. We will deposit into an escrow account 100% of the offering proceeds and the securities purchased by investors. While held in the escrow account, securities may not be traded or transferred. The deposited funds and the deposited securities may not be released until a business combination is made which meets the criteria specified in Rule 419, and a sufficient number of investors reconfirm their investment in accordance with Rule 419 procedures. Pursuant to these procedures, we will deliver to all investors a new prospectus, which describes a business combination candidate and its business and includes audited financial statements. We will return the pro rata portion of the deposited funds, with interest, if any, to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain so, we will return to all investors their pro rata portion of the deposited proceeds, with interest, if any, and none of the deposited securities will be issued to investors. If we do not complete a business combination within 18 months of the date of the commencement of this offering, we will return all of the deposited proceeds, with interest, if any, on a pro rata basis to all investors. The Securities and Exchange Commission has very specific rules on how an offering like ours is to be undertaken.

Unit offering price.....................................        $0.03

Securities offered......................................      600,000 units (1)
         Common stock...................................      800,000 shares
         Class A warrants...............................      200,000 warrants

Shares of common stock outstanding as of the
         date of this prospectus........................    3,000,000

Shares of common stock outstanding after
         the offering...................................    3,600,000 (2)

--------------------
(1) Each unit consists of one share of our common stock and one-third of one class A warrant. Each class A warrant entitles the holder to purchase one share of common stock.

(2) Does not give effect to up to 1,200,000 shares of common stock reserved for issuance upon exercise of the class A warrants.

     The offering will terminate on _____, 2002 (90 days from the date of this prospectus), unless we extend it for up to an additional 90 days. We will advise you in writing if we extend the offering. A market may never develop for the shares. We have arbitrarily set the offering price of the units.

Summary Financial Information

     The following summary financial information is derived from the more detailed financial statements and the notes to those statements appearing at the back of this prospectus. You should read those financial statements and notes for a further explanation of the financial data summarized below.

                                            As of                As of
                                        August 31, 2001     December 31, 2000
                                        ----------------    ------------------
                                         (unaudited)

Balance Sheet Data:
         Total assets                     $  3,322              $ 1,057
             Accrued Expenses                  885                  150
             Loan payable - officer         13,500                7,500
         Total current liabilities          14,385                7,650
         Deficit accumulated during the
          development stage                (14,063)              (9,593)
Shareholders' equity (deficit)             (11,063)              (6,593)


                                    Cumulative during the
                                      development stage       From Inception
                                    (January 19, 2000, to  (January 19, 2000, to
                                       August 31, 2001)      December 31, 2000)
                                       ----------------      ------------------
                                         (unaudited)
         Revenues                         $     --             $    --
         Costs and expenses                 14,063                9,593
         Net loss                          (14,063)              (9,593)

                                  RISK FACTORS

     These securities are highly speculative and subject to numerous and substantial risks. You should not purchase these securities unless you can afford to lose your entire investment. You should carefully consider the risk factors relating to our business and the purchase of these securities, including, but not limited to, those risk factors discussed below.

We are recently organized with no operating history or revenue generating business plan; we may never complete a successful business combination.

     We were organized on January 19, 2000. Our efforts have been limited primarily to organizational activities and this offering. We have extremely limited resources, and no revenues. We have no plans, arrangements or understandings with any prospective business combination candidates or their representatives. We will not generate any revenues until, at the earliest, after the consummation of a business combination. Although our management has experience identifying, evaluating and acquiring businesses, there is no assurance that any business with which we combine will be successful.

This is a "blank check" offering which provides little advance information.

     You will be investing in our company without an opportunity to evaluate the specific merits and risks of the business combination opportunities reviewed by our management. Accordingly, you must rely entirely upon our management to select a target business. However, we will not proceed with a business combination unless a sufficient number of investors reconfirm their investments.

You may not have access to your funds for up to 18 months from the date of this prospectus.

     If we are unable to locate a suitable business combination candidate, you will have to wait 18 months from the date of the commencement of this offering before your proportionate portion of the escrowed funds are returned. You will be offered earlier return of your proportionate portion of the funds only upon the reconfirmation offering required to be conducted upon execution of an agreement to combine with a business which represents at least 80% of the maximum offering proceeds.

We may never complete a business combination, and you may never be issued your securities, if a sufficient number of investors do not reconfirm their investments.

     A business combination with a target business cannot be completed unless a sufficient number of investors elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investments, the business combination will not be completed. In such event, none of the securities held in escrow will be issued, and the escrowed funds will be returned to investors, with interest, if any.

We depend on part-time management, and they may not have sufficient opportunity to identify a target business.

     Our success will largely be dependent upon whether our management can identify a suitable target business. Our management is expected to manage our affairs on only a part-time or as-needed basis, and they may miss business opportunities they may have otherwise identified had they been devoting all of their time to our affairs. We have not entered into an employment agreement with any member of our management, and none of them is required to commit a specific amount or percentage of his time to our affairs.

The combination with a target business would likely give control of us to the target business.

     As part of our combination with a target business, the current board of directors is likely to authorize the issuance of a majority of our common stock to the stockholders of the target business and to resign after appointing their successors. Accordingly, stockholders of the target business likely will acquire control of our company.

Management will change after a business combination; management of the target business may lack the necessary skills for success.

     Our current directors and officers will likely not remain associated with the company in any managerial capacity following the consummation of a business combination, after which the management of the target business will likely become our management. Management of the target business may not have the necessary skills to manage a company engaged in a program of business development. Although we intend to closely scrutinize the management of each prospective target business, our assessment of management may prove incorrect.

The public offering and warrant exercise prices were arbitrarily determined and do not reflect our value.

     The public offering price of the units, and the exercise price and other terms of the warrants, were arbitrarily determined. The prices do not bear any relationship to our book value, assets, current or prospective earnings or any other recognized criterion of value.

There is no public market for our securities, and a market may never develop; any market likely will be volatile.

     Prior to this offering there has been no public trading market for our securities. A regular trading market may never develop or, if developed, may not be sustained. If a market does develop, the price of our securities likely will be volatile. No one acting on our behalf will make any effort to encourage any broker-dealer to make a market for our securities until after we combine with a target business or enter into a letter of intent to do so.

We may issue a substantial number of additional shares without stockholder approval, causing substantial dilution to you.

     We likely will issue a substantial number of shares in connection with our combination with a target business. Any such issuance will substantially dilute your percentage ownership and could adversely affect prevailing market prices. We may issue shares without any action or approval by our stockholders.

We have not paid and do not intend to pay dividends.

     We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to our combination with a target business. The payment of dividends after any such business combination, if any, will be entirely within the discretion of our board of directors. Accordingly, you will have to look to appreciation in the value of your securities to obtain a return on your investment.

If we redeem the warrants, the value of your investment may be reduced.

     We may redeem the warrants at a price of $.001 per warrant upon 30 days' written notice at any time during the warrant exercise period. If you do not exercise your warrants prior to their expiration or redemption, you will not be able to purchase the securities underlying your warrants. If we redeem the warrants, you will have to (i) exercise the warrants (and pay the exercise price at a time when it may be disadvantageous for you to do so), (ii) sell the warrants at the current market price for the warrants when you might otherwise wish to hold the warrants for possible additional appreciation, or (iii) accept the redemption price, which may be substantially less than the market value of the warrants at the time of redemption. For five days after the end of the redemption notice period, we can appoint standby purchasers to exercise any or all of the warrants which are not exercised. If your warrants are exercised by standby purchasers, you will not receive the securities issued upon their exercise, and your ownership interest will be accordingly reduced. In addition, although we do not intend to do so, we may redeem the warrants at a time when they cannot be exercised pursuant to a current prospectus, which may lead to litigation by warrant holders.

If we do not keep this registration statement current, you will not be able to exercise your warrants.

     We must keep a current registration statement on file with the SEC for you to exercise your warrants. We may not be able to maintain a current registration statement throughout the period during which the warrants remain exercisable. Nine months after it becomes effective, the registration statement of which this prospectus is a part will no longer be current. We intend to keep the registration statement effective with respect to the warrants for so long as they remain exercisable by filing appropriate post-effective amendments. However, maintaining an effective registration statement requires substantial continuing expenses for legal and accounting fees. We will instruct our warrant agent to suspend the exercise of warrants if this or any future registration statement is no longer current.

If we do not qualify the warrants in states other than New York, you may not be able to exercise your warrants.

     The warrants and underlying securities will be saleable only in New York. We may decide not to seek, or may not be able to obtain, registration for the issuance of the underlying securities in the state where you live during the period when the warrants are exercisable. While certain exemptions in the securities or "blue sky" laws of certain states might permit the warrants to be transferred even though the units were not initially registered for sale there, we cannot issue securities to you upon exercise of your warrants unless either
(i) the securities issuable upon exercise of the warrants are registered in your state or (ii) an exemption from registration is available. We may not be able to qualify the warrants, in which case the warrants would become unexercisable and deprived of value. Although we will not knowingly sell units to you if you reside in a jurisdiction where the units are not registered or otherwise qualified for sale, you may move to a jurisdiction in which the warrants and the securities underlying the warrants are not so registered or qualified.

We will not permit you to sell our securities outside of New York.

     In order to prevent resale transactions in violation of state securities laws, we intend to limit resale transactions in the securities sold in this offering to within the state of New York by placing on the certificates for the shares and warrants a legend to the effect that resale transactions in such securities may only be made in New York and in such other states, if any, where the securities are qualified.

We may become subject to regulation under the Investment Company Act, especially during the period prior to our consummating a business combination.

     We believe that our anticipated principal activity, which is to effect a combination with a target business, will not subject us to regulation under the Investment Company Act, which was enacted to regulate vehicles for pooled investments in securities. However, the Investment Company Act may also extend to companies that do not intend to be investment companies if their activities are within the definitional scope of the Investment Company Act. If the SEC determines that we are an investment company, we will become subject to burdensome regulations that are incompatible with our strategy of effecting a combination with a target business.

If we combine with a foreign target business, your rights may be affected by different laws.

     If we combine with a target business or make an investment outside of the United States, you may have difficulty enforcing civil liabilities against new management should they arise. In addition, any such transaction may impose additional political or economic risks not necessarily associated with a domestic business combination.

                  DILUTION AND OTHER COMPARATIVE PER SHARE DATA

General

     The following tables summarize as of the date of this prospectus:

     o    the number of shares of common stock purchased from us;

     o the number of shares purchased as a percentage of our total outstanding shares;

     o    the aggregate consideration for such shares;

     o    the aggregate consideration as a percentage of total consideration;
          and

     o the average consideration per share for such shares by the present and public stockholders, assuming no exercise of the warrants, and in the second table assuming exercise of the class A warrants.

                            Shares of                                                                      Average
                           common stock         %of total            Aggregate         %of total        consideration
                            purchased            shares            consideration     consideration         per share
                         ----------------   -----------------    ---------------    ----------------   ----------------
Common stock without exercise of warrants
Public investors                 600,000             16.7  %           $ 18,000             85.7  %             $ .03
Present stockholders           3,000,000             83.3                 3,000             14.3                $ .001
                         ----------------   -----------------    ---------------    ----------------   ----------------
Total                          3,600,000            100.0  %           $ 21,000            100.0  %
                         ================   =================    ===============    ================


Common stock with exercise of class A warrants
Public investors                 800,000             16.67 %        $ 1,018,000             16.9  %             $ 1.27
Present stockholders           4,000,000             83.33            5,003,000             83.1                $ 1.25
                         ----------------   -----------------    ---------------    ----------------   ----------------
Total                          4,800,000            100.00 %        $ 6,021,000            100.0  %
                         ================   =================    ===============    ================


     "Dilution" is the difference between the public offering price of the common stock and the net tangible book value per share immediately after the offering. "Net tangible book value" is the amount that results from subtracting our total liabilities and intangible assets from our total assets. As of August 31, 2001, we had a net tangible book value deficiency for our common stock of $11,063, or approximately $(.004) per share.

     After the sale of the units, and deducting estimated expenses of $15,000, the pro forma net tangible book value deficiency of our outstanding common stock at August 31, 2001, would be $8,063, or approximately $(.002) per share. This represents an immediate increase in the net tangible book value of $.002 to existing stockholders and an immediate dilution of $.032 per share to public investors. After the exercise of the class A warrants by our present stockholders and the public investors, the pro forma net tangible book value of our common stock at August 31, 2001, would be $5,991,937, or approximately $1.25 per share.

     The following table illustrates the dilution described above:

                                                             Shares    Warrants

Public offering price per share/warrant..................    $.03        $5.00

         Net tangible book value (deficiency)
         per share before offering.......................    (.004)       (.002)
         Increase per share attributable
         to amount invested by the public................     .002        1.252

Net tangible book value (deficiency) per share
         after offering..................................    (.002)       1.25

Dilution to public investors.............................    $.032       $3.75

                                 USE OF PROCEEDS

     We will receive $18,000 of gross proceeds from the sale of the units if all 600,000 units are sold. Although there is no cap on offering expenses, we expect to incur offering expenses of up to approximately $15,000, consisting of legal, accounting, printing, "blue sky" and state filing fees, which will be advanced and paid for with funds loaned to us by our chief executive officer. The proceeds will be held in an escrow account maintained by an escrow agent and will be used only if we complete a combination with a business having a fair value of at least 80% of the gross proceeds. In such event, the proceeds will be used to repay indebtedness to our chief executive officer, Mr. John C. Francis, and pay expenses related to the consummation of the business combination. On August 31, 2000, February 12, 2001, and April 6, 2001, we received $7,500, $2,000 and $4,000, respectively ($13,500 in the aggregate), from Putun LLC, an entity established by Mr. Francis for estate planning purposes. These loans are repayable on August 30, 2002, February 11, 2002, and April 5, 2002, respectively, and bear interest at 6% per annum. As of August 31, 2001, we had accrued $885 in interest charges, which were unpaid. Mr. Francis will continue to loan funds to us to pay our operating expenses for the next 18 months or until we complete a business combination. We intend to pay Falcon Financial Group LLC, an affiliate of our chief executive officer, $50 per month, for rent, telephone and secretarial services commencing on the effective date of this prospectus which will be repaid from a portion of the net proceeds of the offering or by the target business as herein described. If at the time of any business combination the amount due to Mr. Francis exceeds the proceeds of this offering, the target business will be requested to pay such excess amount as a condition of the business combination. Prior to investors' election to remain as investors, we are permitted to request the release of up to ten (10%) percent of the offering proceeds for our use. However, we do not intend to request the release of these funds. If a business combination is not completed, we will notify the escrow agent to distribute the escrowed funds, in connection with a liquidation of the company, to the then holders of units sold in this offering.

     Unless and until the warrants are exercised or additional financing is obtained, we will not have sufficient proceeds remaining after an initial business combination to undertake additional business combinations.

     Any investment of proceeds held in escrow will be made, until released, in FDIC insured bank deposits, securities of any registered open-end investment company that holds itself out as a money market fund meeting the applicable conditions of the Investment Company Act, or short-term United States government securities. However, the escrow agent will attempt not to invest such proceeds in a manner which may result in our being deemed to be an investment company under the Investment Company Act.

     The proceeds held in the escrow account will not be available for our discretionary use prior to completion of a business combination. The portion of the escrow account allocable to you will not be available for our use until you elect to remain an investor at the time of our combination with a target business. If a business combination is not consummated within 18 months of the initial offering date, the escrowed funds will be returned to investors.

                                PLAN OF OPERATION

     We are currently in the development stage and in the process of raising capital. We have no operating business, and all our activities since inception have been related to our formation and proposed financing. Our ability to commence operations is contingent upon obtaining adequate financial resources through this offering. As of August 31, 2001, we had not incurred any material costs or expenses other than those associated with formation of the company, and we had cash on hand of $3,322. We will receive $18,000 of gross proceeds from the sale of the units if all 600,000 units are sold. Funds to pay for offering expenses will be loaned to us by our chief executive officer, who, through his estate planning entity, had loaned $13,500 to us as of August 31, 2001. We will use the net proceeds of this offering, together with the income and interest earned thereon, if any, to repay our indebtedness to our chief executive officer and to pay expenses in connection with effecting a business combination. We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase. Although we are entitled to request that up to 10% of the proceeds held in escrow be released to us to pay the costs of evaluating potential business combinations, we do not intend to do so. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since the role of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.

     If we do not complete a business combination within 18 months from the date of the commencement of this offering, the escrow agent will return the escrowed funds to the investors on a proportionate basis, with interest, if any.

                                PROPOSED BUSINESS

Introduction to the Company

     We are a "blank check" company formed on January 19, 2000, to effect a business combination with a target business which we believe has significant growth potential. To date, our efforts have been limited to organizational activities and this offering. The implementation of our business objectives is wholly contingent upon the successful sale of the units we are offering. We intend to utilize the proceeds of this offering, any sales of additional equity securities or debt securities, bank and other borrowings or a combination of those sources to effect a business combination with a target business which we believe has significant growth potential. While we may, under certain circumstances, seek to effect business combinations with more than one target business, unless and until the warrants are exercised or additional financing is obtained, we will not have sufficient proceeds remaining after an initial business combination to undertake additional business combinations.

"Blank Check" Offering

     Background. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended to be utilized to complete a business combination, the proceeds are not otherwise being designated for a particular purpose.

     A common reason for a target company to enter into a merger with a blank check company is the desire to establish a public trading market for its shares. Such a company would hope to avoid the perceived adverse consequences of undertaking a public offering itself, such as the time delays and significant expenses incurred to comply with the various Federal and state securities laws that regulate initial public offerings.

     Unspecified Industry and Target Business. We will seek to acquire a target business without limiting ourselves to a particular industry. Most likely, the target business will be primarily located in the United States, although we may acquire a target business primarily located outside the United States.

     We will not acquire a target business unless the fair market value of such business, as determined by our management, is at least 80% of the maximum proceeds of this offering. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria.

     In connection with stockholder approval of a business combination, we intend to provide stockholders with disclosure documentation in accordance with the SEC's proxy rules, including audited financial statements, concerning a target business. Accordingly, any target business that is selected would need to have audited financial statements or be audited in connection with the transaction. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenue or income), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although our management will evaluate the risks inherent in a particular industry or target business, you cannot assume that we will properly ascertain or assess all risks.

     Probable Lack of Business Diversification. As a result of our limited resources, unless and until the warrants are exercised or additional financing is obtained, we expect to have sufficient proceeds to effect only a single business combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike certain entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. A target business may be dependent upon the development or market acceptance of a single or limited number of products, processes or services, in which case there will be an even higher risk that the target business will not prove to be commercially viable. We have no present intention of either loaning any of the proceeds of this offering to any target business or of purchasing or acquiring a minority interest in any target business.

     Limited Ability to Evaluate Management of a Target Business. We expect our present management to play no managerial role in the company following a business combination. Although we intend to scrutinize closely the management of a prospective target business in connection with our evaluation of a business combination with a target business, our assessment of management may be incorrect.

     In evaluating a prospective target business, we will consider several factors, including the following:

     o experience and skill of management and availability of additional personnel of the target business;

     o    costs associated with effecting the business combination;

     o    equity interest retained by our stockholders in the merged entity;

     o    growth potential of the target business;

     o    capital requirements of the target business;

     o    capital available to the target business;

     o    competitive position of the target business;

     o    stage of development of the target business;

     o degree of current or potential market acceptance of the target business, products or services;

     o proprietary features and degree of intellectual property or other protection of the target business;

     o    the financial statements of the target business; and

     o    the regulatory environment in which the target business operates.

     The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular target business will be based, to the extent relevant, on the above factors as well as other considerations we deem relevant. In connection with our evaluation of a prospective target business, we anticipate that we will conduct a due diligence review which will encompass, among other things, meeting with incumbent management and inspection of facilities, as well as a review of financial, legal and other information.

     The time and costs required to select and evaluate a target business (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable corporate and securities laws) cannot be determined at this time. Our chief executive officer intends to devote only a small portion of his time to our affairs, and, accordingly, the consummation of a business combination may require a longer time than if he devoted his full time to our affairs. However, he will devote such time as he deems reasonably necessary to carry out the business and affairs of the company. The amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiation of a business combination.

     We anticipate that various prospective target businesses will be brought to our attention from various sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, including, possibly, the executive officers and our affiliates.

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment to our company, the target business and our respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our company, the target business, and our respective stockholders.

Acquisition Restrictions

     We may acquire a company or business by purchasing, trading or selling the securities of such company or business. However, we do not intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and the regulations promulgated thereunder.

     Section 3(a) of the Investment Company Act excepts from the definition of an "investment company" an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceed 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner which will result in the availability of this exception from the definition of an investment company. Consequently, our acquisition of a company or business through the purchase and sale of investment securities will be limited. Although we intend to act to avoid classification as an investment company, the provisions of the Investment Company Act are extremely complex and it is possible that we may be classified as an inadvertent investment company. We intend to vigorously resist classification as an investment company, and to take advantage of any exemptions or exceptions from application of the Investment Company Act, which allows an entity a one time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, or even prohibitive, given our limited resources.

     We will be subject to certain reporting requirements under the Exchange Act. If we are no longer required to file reports and other information with the SEC under the Exchange Act, we intend nonetheless to continue to file such reports. Pursuant to Sections 13 and 15(d) of the Exchange Act, if significant acquisitions take place, we must furnish information, including certified financial statements for the acquired company covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain certified financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act apply to us.

     Various impediments to a business combination may arise, such as appraisal rights afforded the stockholders of a target business under the laws of its state of organization. This may prove to be deterrent to a particular combination.

     We will not effect a business combination with any entity in which our promoters, management or their affiliates or associates, directly or indirectly, have an ownership interest.

Rule 419 Prescribed Acquisition Criteria and Reconfirmation

     This offering can be said to be a so-called "blank check" because we are a development stage company with no specific business plan or purpose other than effect a business combination with an unidentified company. As mentioned previously, we were formed to raise capital and seek business opportunities believed to hold a potential for profit. We will primarily investigate the possible acquisition of business interests by merger, consolidation, stock for stock exchange or purchase of assets. We hope to be able to effect a tax-free exchange once a business opportunity satisfactory to management is located. However, no assurance can be given that an attractive business opportunity will become available to us on a tax-free exchange basis, or on another basis. We are under no binding commitment, arrangement, or contract to acquire any business interests or products. Because we have limited resources, unless and until the warrants are exercised or additional financing is obtained, it is likely that our limited funds will limit our potential acquisitions to one business interest or product, and as such, it is expected that our interest(s) will not be very diversified.

     This blank check offering is subject to Rule 419 under the Securities Act. As such, among other things, the fair market value of the business or assets to be acquired must represent at least 80% of the proceeds of this offering, including the warrant proceeds. For purposes of this blank check offering, the fair market value of the business or assets to be acquired must be at least $814,400. Once an acquisition agreement meeting the above criteria has been executed, we must successfully complete a reconfirmation offering as described below.

Post-Effective Amendment

     Once an agreement governing a business combination meeting the above criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering, and the use of the funds disbursed from the escrow account, if any. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer requires satisfaction of certain prescribed conditions before the offering proceeds and shares can be released from escrow.

Reconfirmation Offering

     The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Under Rule 419, the reconfirmation offer must include the following conditions:

     1. The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

     2. Each investor will have no fewer than 20, and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

     3. If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the offering proceeds (with any interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

     4. The business combination will be consummated only if a sufficient number of investors elect to reconfirm their investments;

     5. If a consummated business combination has not occurred within 18 months from the date of the commencement of this offering, the offering proceeds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means;

     6. Investors who receive their pro rata portion of the offering proceeds will also receive the interest, if any. If we consummate a business combination, investors who have elected to remain investors will not receive any interest when their pro rata portion of the offering proceeds is released to us.

Release of Offering Proceeds and Shares from Escrow

     The offering proceeds and shares held in escrow may be released to us and the investors, respectively, after the escrow agent has received a signed representation from us and any other evidence acceptable to the escrow agent that:

     1. We have executed an agreement for the combination with a business for which the fair value of the business represents at least 80% of the offering proceeds and have filed the required post-effective amendment;

     2. The post-effective amendment has been declared effective, the mandated reconfirmation offer prescribed by Rule 419 has been completed and we have satisfied all of the prescribed conditions of the reconfirmation offer;

     3. The combination with a business with a fair value of at least 80% of the offering proceeds has been consummated.

Certain Securities Laws Considerations

     Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will only be able to effect a business combination with a prospective target business that has available audited financial statements or has financial statements which can be audited.

Employees

     We are a development stage company and currently have no employees, other than our chief executive officer, John C. Francis, who serves without compensation. Following the closing of this offering our officers are expected to continue to devote only a small portion of their time (less than 10%) to our affairs on a part-time or as-needed basis. We expect to use outside consultants, advisors, attorneys and accountants as necessary, none of which will be hired on a retainer basis. We do not anticipate hiring any full-time employees so long as we are seeking and evaluating business opportunities.

Property

     Our offices are located at 1700 W. Horizon Ridge Parkway, Suite 202, Henderson, Nevada 89012.

Legal Proceedings

     We are not a party to any legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

     The following table provides information concerning each officer and director of the company. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

                                Age            Title
John C. Francis                 52             Chief Executive Officer,
                                               President, Treasurer and Director

Elliot H. Lutzker               48             Secretary

     John C. Francis, Chief Executive Officer, President, Treasurer and sole director since our formation, has been a Managing Member of Falcon Financial Group LLC since January 14, 2000, and since March 1999 has been engaged in the business of venture capital. Falcon is engaged in the business of providing assistance or advice to private companies on capital formation and on becoming a publicly traded company and introductions to investment banking firms. From April 1, 1994, until January 31, 1999, he served as Vice President, Secretary and a director of AgriBioTech ("ABT"). He was the Chief Financial Officer of ABT from April 1994 until April 1996. On January 25, 2000, approximately one year after Mr. Francis resigned from ABT, ABT and several of its subsidiaries filed a voluntary case with the United States Bankruptcy Court in the District of Nevada under Chapter 11 of the United States Bankruptcy Code. ABT is operating its business as a debtor in possession while its assets are being sold. Prior thereto, Mr. Francis was Vice President, Chief Financial Officer and a director of FiberChem, Inc., now known as Decision Link, Inc. ("FCI"), from its inception in December

1986 until March 31, 1994. Mr. Francis also served as a director of FCI Environmental, Inc. ("FCI Environmental"), a wholly-owned subsidiary of FCI, from January 1990 until March 31, 1994, and served as Director of Marketing of FCI Environmental from September 1, 1993, until December 31, 1993. On July 1, 2001, Mr. Francis became Vice President, Chief Financial Officer and a director of Crest View, Inc., a private company seeking to become a public company to develop a tourist destination business in Honduras.

     Elliot H. Lutzker, Secretary since our formation, is a senior partner in the law firm of Snow Becker Krauss P.C., counsel to the company. He has been a partner with Snow Becker Krauss P.C. since 1985 and was formerly an attorney with the Division of Enforcement of the U.S. Securities and Exchange Commission.

     Each member of management intends to devote less than 10% of his time to our affairs.

Other Blank Check Offerings

     Neither Mr. Francis nor Mr. Lutzker has been involved in a prior blank check offering. Both ABT and FCI described above, were formed as blank check offerings which merged with operating entities for which Mr. Lutzker's law firm was counsel. Neither person had any interest in either blank check offering prior to the merger.

     Mr. Lutzker is currently serving as Secretary of another blank check company, Twin Lakes, Inc. Twin Lakes has filed a registration statement on Form SB-2 (No. 333-45776), however, it is not currently proceeding with the proposed public offering nor with any merger, acquisition or other transaction. The registration statement proposed an offering of 600,000 units at $.02 per unit, each unit consisting of one share of common stock, and one-third of one class A redeemable common stock purchase warrant exercisable for one share of common stock and one class B redeemable common stock purchase warrant.

Executive Compensation

     Since its inception, we have paid no cash compensation to our officers or directors. Following the closing of the offering made hereby, our officers and directors will not receive executive compensation. No officer or director is required to make any specific amount or percentage of his business time available to us.

Certain Relationships and Related Transactions

     On January 19, 2000, upon the formation of the company, John C. Francis, founder and Chief Executive Officer, purchased through Putun LLC, an entity established by Mr. Francis for estate planning purposes, 2,960,000 shares of common stock from the company for an aggregate of $2,960, or $.001 per share. Mr. Francis tendered a recourse promissory note for his shares which was paid in May 2000 when we opened a bank account.

     We are renting office space, telephone and secretarial services from Falcon Financial Group LCC, at 1700 W. Horizon Ridge Parkway, Suite 202, Henderson, NV 89012. Our
sublease is on an oral basis, and the landlord is a non-affiliated third party. Falcon is an entity controlled by our chief executive officer. We intend to pay Falcon $50 per month commencing upon the effective date of this prospectus which we will repay upon completion of a business combination, from the proceeds of the offering or by the target business.

     On August 31, 2000, February 12, 2001, and April 6, 2001, we received $7,500, $2,000 and $4,000, respectively, from Putun. These loans are repayable on August 30, 2002, February 11, 2002, and April 5, 2002, respectively, and bear interest at 6% per annum. As of August 31, 2001, we had accrued $885 in interest charges, which were unpaid.

Conflicts of Interest

     In order to minimize potential conflicts of interest relating to non arms-length transactions, (i) we will not combine with any target business in which our officers, directors or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, (ii) none of such persons shall receive from us or the target business or its principals any finder's fees, consulting fees or similar compensation, whether in cash, securities or otherwise, for introducing to us a target business, and (iii) our management will not negotiate or otherwise consent to the purchase of their respective common stock as a condition of or in connection with our proposed combination with a target business. There is no cap on the amount of finder's fees that we may pay. By virtue of having signed the registration statement of which this prospectus is a part, our directors and officers confirm that they know of no circumstances under which, through their own initiative, this understanding will change.

     Our officers and directors currently have and/or may in the future have real or potential conflicts of interest with us in connection with their allocation of business time and with respect to corporate opportunities.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the number and percentage of common stock (being our only voting securities) beneficially owned by each officer and director, each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own 5% or more of our common stock, and all officers and directors as a group, as of the date of this prospectus and as adjusted to give pro forma effect, first to the sale of the units offered hereby and then to the sale of the units and the exercise of the class A warrants.

                                     Amount and                    Percentage of
                                      Nature of                     Outstanding
                                     Beneficial                    Shares Owned
Name                                Ownership (1)   Before Offering(2)   After Offering (3)
----                                -------------   ------------------   ------------------
John C. Francis (4)                 3,946,667(5)          98.67%               82.2%
1700 W. Horizon Ridge Parkway
Henderson, NV 89012

Snow Becker Krauss P.C. (6)           53,333(7)            1.33%                1.1%
605 Third Avenue
New York, NY 10158

All Officers and                      4,000,000            100%                83.33%
Directors as a Group
(two persons)

--------------------

(1) Unless otherwise indicated, the company has been advised that all individuals listed have the sole power to vote and dispose of the number of shares set forth opposite their names. For purposes of computing the number and percentage of shares beneficially owned by a selling securityholder, any shares which such person has the right to acquire within 60 days are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other selling securityholder.

(2) Based on 3,000,000 shares issued and outstanding as of the date of this prospectus.

(3) Based on 3,600,000 shares issued and outstanding without giving effect to the potential issuance of additional common stock upon the exercise of the class A warrants.

(4) Mr. Francis is chief executive officer, president, treasurer and sole director of the company.

(5) Consists of 2,960,000 shares of common stock and 986,667 class A warrants registered in the name of Putun LLC, an entity established by Mr. Francis for estate planning purposes.

(6) This partnership consists of members of Snow Becker Krauss P.C., counsel to the company. Elliot H. Lutzker, a member of Snow Becker Krauss P.C., is secretary of the company.

(7)  Consists of 40,000 shares of common stock and 13,333 class A warrants.

                            DESCRIPTION OF SECURITIES

General

     We have authorized 40 million shares of common stock, par value $.001 per share and 8 million shares of preferred stock, par value $.001 per share. There are issued and outstanding as of the date of this prospectus 3,000,000 shares of common stock (held by two holders of record) and no shares of preferred stock. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. We have no plans, proposals, arrangements or understandings with respect to selling our securities after the completion of the offering and prior to the location of a target business.

Units

     Each unit consists of one share of common stock, $.001 par value, and one-third of one class A redeemable warrant. After the units are released from escrow upon completion of a business combination, the common stock and the warrants which comprise the units will be immediately detachable and separately transferable. Each class A warrant is exercisable to purchase one share of common stock.

Common Stock

     Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the provisions of Rule 419, in the event of the liquidation, dissolution or winding up of the company, whether voluntary or involuntary, each share of common stock will be entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities.

Dividends

     All shares of common stock are entitled to participate ratably in dividends when and as declared by our Board of Directors out of legally available funds. Dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception, and we presently anticipate that we will not declare dividends in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and general business conditions and other pertinent facts.

Class A Redeemable Warrants

     Subject to adjustment as described below, each class A warrant is exercisable to purchase from the company, for cash, one share of common stock at a price of $5.00 per share. The class

A warrants are exercisable for four years from the date of this prospectus once they are released from escrow. At our option, we may reduce the exercise price of the class A warrants upon 30 days written notice from time to time for a period or periods, none of which shall be for less than 15 nor more than 90 days. We also may extend the exercise period, at our sole option.

     As of the date of this prospectus, we have authorized 1,200,000 class A warrants, of which 1,000,000 were issued and held by two persons. We have the right to redeem the class A warrants at a price of $.001 per warrant on at least 30 days prior notice at any time during the exercise period. If you do not exercise your warrants prior to their expiration or redemption, you will forfeit your right to purchase the underlying shares of common stock. We may appoint standby purchasers to exercise any or all of the warrants which are not exercised at the end of the 30-day notice period for a five-day period thereafter.

     After the units are released from escrow, the class A warrants will be detachable and exercisable. The holder of a class A warrant may exercise it during the exercise period by surrendering it, with the form of election to purchase on the reverse side of the class A warrant properly executed, together with the payment of the exercise price to the warrant agent. The class A warrants may be exercised in whole at any time or in part from time to time. A new class A warrant will be issued for the remaining number of shares purchasable under the unexercised portion of the class A warrant. No fractional shares will be issued upon the exercise of class A warrants.

     The exercise price and the number of shares of common stock purchasable upon exercise of the class A warrants will be adjusted in proportion to any stock dividends, stock splits, combinations, reclassifications and other similar events. No such adjustments will be made upon the issuance of shares of common stock in connection with our combination with a target business. No adjustment of the exercise price will be made until cumulative adjustments amount to $.05. No adjustments as to dividends will be made upon any exercise of class A warrants.

     The warrants do not confer upon their holders voting or pre-emptive rights or any other rights (including the right to participate in the distribution of our assets in the event of our liquidation, dissolution or winding up) as a stockholder of the company.

     We must have a current registration statement on file with the SEC in order to continue the registration of the common stock underlying the class A warrants, and accordingly we will need to file post-effective amendments to the registration statement of which this prospectus is a part when subsequent events require. There can be no assurance that such registration statement can or will be kept current, and if it is not kept current, the class A warrants will not be exercisable and may be deprived of value. In addition, the common stock issuable upon the exercise of the class A warrants cannot be sold in various jurisdictions without the registration therein of the common stock in accordance with local law, or the availability of an exemption from such registration. We may find it impractical or impossible to qualify the common stock in those jurisdictions where we do not initially qualify this offering. Class A warrant holders who are residents of jurisdictions in which we do not qualify the common stock underlying the class A warrants for sale will have no choice but to sell their class A warrants or to let them expire.

State Blue Sky Information

     We are offering these units for sale in the state of New York. Additionally, we believe that the units, upon completion of this offering, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in other states based upon the registration of the securities in such states or the availability of an applicable exemption from the state's registration requirements, subject in each case to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this prospectus. We will amend this prospectus to disclose additional states, if any, in which our securities will be eligible for resale in the secondary trading market.

Transfer and Warrant Agent

     We will act as our own transfer agent and warrant agent until the completion of a business combination.

Escrow Agent

     Our escrow agent is Southwest Escrow Company, with an address of 401 North Buffalo, Suite 205, Las Vegas, Nevada 89145.

                              PLAN OF DISTRIBUTION

     We are offering these securities on a self underwritten all-or-none basis. The minimum number of units which can be purchased by any one investor is six hundred (600), and the total number of units purchased must be in multiples of three.

     This offering will expire on ___________, 2002, 90 days after the date of this prospectus. However, we may extend the offering for an additional 90 days at our sole discretion. These securities will be offered on our behalf by John
C. Francis, our chief executive officer, who will rely on the safe-harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, in particular under subsection (a)(4)(ii) or (iii) of Rule 3a4-1.

     We are offering the shares of common stock issuable upon exercise of our warrants directly, without an underwriter.

     The holders of the warrants may sell their warrants or, if they exercise their warrants, the common purchased upon their exercise from time to time in public transactions, on or off the NASD's OTC Bulletin Board, or private transactions, at prevailing market prices or at privately negotiated prices. They may sell their shares in the following types of transactions:

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and

     o face-to-face transactions between sellers and purchasers without a broker-dealer, or otherwise.

     We will pay all expenses incident to the registration of the securities covered by this prospectus. We will not pay, among other expenses, commissions and discounts of brokers, dealers or agents.

     The sale of the common stock and warrants are subject to the prospectus delivery and other requirements of the Securities Act. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of our securities offered by this prospectus may not simultaneously engage in market-making activities with respect to our common stock during the applicable "cooling off" period five business days prior to the commencement of this distribution.

     No officer, director or stockholder intends to purchase shares in the offering, and if any of these affiliates does purchase shares, it will be for investment purposes only and not with a view toward redistributing those shares. Because this offering is being registered only in the state of New York, our chief executive officer, who is a resident of the state of Nevada, will not be permitted to purchase shares in this offering unless we subsequently register this offering in Nevada or there is an exemption from registration of this offering in Nevada.

Escrow Account

     Pursuant to Rule 419, we are required to promptly deposit into escrow the net offering proceeds, after deduction for offering expenses. Because we do not intend to deduct any proceeds for offering expenses, we will promptly deposit the gross offering proceeds. The deposited funds may not be released until an acquisition meeting the criteria of Rule 419 has been made and a sufficient number of investors have reconfirmed their investment in accordance with the procedures set forth in Rule 419. The units subscribed for will be issued as soon as practicable after subscriptions have been accepted and promptly deposited into escrow in accordance with Rule 419.

                           CERTAIN MARKET INFORMATION

     This offering is the initial public offering of the our securities and, accordingly, there has been, and there currently is, no public trading market for our units, common stock or warrants. A public trading market may never develop or, if one develops, may not be sustained.

                             ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information about us or our securities please read the registration statement, including its exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, each such statement is qualified by reference to such contract or document.

     We will file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our stockholders annual reports containing audited financial statements.

                                  LEGAL MATTERS

     The validity of the issuance and sale of the units being offered by this prospectus is being passed on for the company by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York. Snow Becker Krauss P.C., counsel to the company, owns 40,000 shares of our common stock and 13,333 class A warrants. Elliot H. Lutzker, a member of Snow Becker Krauss P.C., is our secretary.

                                     EXPERTS

     The financial statements as of December 31, 2000, included in the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Lazar Levine & Felix LLP, independent accountants, given on the authority of that firm as an expert in accounting and auditing.

                                   HUNAPU INC.
                          (A Development Stage Company)


                                      INDEX

                                                                       Page(s)

Independent Auditors' Report                                            F-2.

Financial Statements:

   Balance Sheets as of August 31, 2001 (unaudited)
   and December 31, 2000                                                F-3.

   Statements of Operations for the Period from
   Inception January 19, 2000 to August 31, 2001 (the
   development stage) and the Eight Months Ended
   August 31, 2001 (unaudited) and the Period from
   Inception (January 19, 2000) to December 31, 2000                    F-4.

   Statement of Shareholders' Equity (Deficit) for
   the Period from Inception January 19, 2000 to
   August 31, 2001 (the development stage)
   (unaudited)                                                          F-5.

   Statements of Cash Flows for the Period from
   Inception January 19, 2000 to August 31, 2001 (the
   development stage) and the Eight Months Ended
   August 31, 2001 (unaudited) and the Period from
   Inception (January 19, 2000) to December 31, 2000                    F-6.

Notes to Financial Statements                                        F-7. - F-8.

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
Hunapu Inc.
Henderson, Nevada


We have audited the accompanying balance sheet of Hunapu Inc. (a development stage company), as of December 31, 2000, and the related statements of operations, shareholders' equity and cash flows for the period from inception (January 19, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Hunapu Inc. (a development stage company) as of December 31, 2000, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.



                                                  --------------------------
                                                  LAZAR LEVINE & FELIX LLP

New York, New York
February 21, 2001

                                   HUNAPU INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                                August 31,
                                                                                  2001       December 31,
                                                                               (unaudited)      2000
                                                                               ------------  -------------
                                  - ASSETS -
CURRENT ASSETS:
     Cash                                                                      $     3,322    $ 1,057
                                                                               -----------    -------


TOTAL ASSETS                                                                   $     3,322    $ 1,057
                                                                               ===========    =======


              - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
     Accrued expenses                                                          $       885    $   150
     Loan payable - shareholder (Note 3)                                            13,500      7,500
                                                                               -----------    -------
TOTAL CURRENT LIABILITIES                                                           14,385      7,650
                                                                               -----------    -------

COMMITMENTS AND CONTINGENCIES (Note 4)

SHAREHOLDERS' EQUITY (DEFICIT) (Note 4):
     Preferred  stock, $.001 par value; 8,000,000 shares
       authorized, none issued                                                        --         --
     Common stock, $.001 par value; 40,000,000 shares
       authorized, 3,000,000 shares issued and outstanding                           3,000      3,000
     Deficit accumulated during the development stage                              (14,063)    (9,593)
                                                                               -----------    -------
                                                                                   (11,063)    (6,593)
                                                                               -----------    -------

                                                                               $     3,322    $ 1,057
                                                                               ===========    =======

              The accompanying notes are an integral part of these
                             financial statements.

                                   HUNAPU INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                               Cumulative During the
                                 Development Stage                                 From Inception
                               (January 19, 2000 to      For the Eight Months   (January 19, 2000 to
                                 August 31, 2001)       Ended August 31, 2001    December 31, 2000)
                                 ----------------       ---------------------    ------------------
                                    (Unaudited)             (Unaudited)

REVENUES                             $   --                  $  --                  $  --
                                     --------                -------                -------
COSTS AND EXPENSES:
     Filing fees                        2,145                    355                  1,790
     Professional fees                  6,750                    750                  6,000
     Other expenses                     4,283                  2,630                  1,653
     Interest expense                     885                    735                    150
                                     --------                -------                -------
                                       14,063                  4,470                  9,593
                                     --------                -------                -------
NET LOSS                             $(14,063)               $(4,470)               $(9,593)
                                     ========                =======                =======

              The accompanying notes are an integral part of these
                             financial statements.

                                   HUNAPU INC.
                          (A Development Stage Company)
                   STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                                Deficit
                                                                                              Accumulated
                                                                   Common Shares               During the      Shareholders'
                                                                   -------------              Development          Equity
                                                               Number          Amount            Stage           (Deficit)
                                                               ------          ------            -----           ---------
At inception, January 19, 2000                                     --           $ --           $   --            $   --

Issuance of common units                                      3,000,000          3,000             --               3,000

Net loss for period ended December 31, 2000                        --             --             (9,593)           (9,593)
                                                              ---------         ------         --------          --------

Balance at December 31, 2000                                  3,000,000          3,000           (9,593)           (6,593)

Net loss for period ended August 31, 2001 (unaudited)              --             --             (4,470)           (4,470)
                                                              ---------         ------         --------          --------

Balance at August 31, 2001 (unaudited)                        3,000,000         $3,000         $(14,063)         $(11,063)
                                                              =========         ======         ========          ========

              The accompanying notes are an integral part of these
                             financial statements.

                                   HUNAPU INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                          Cumulative During the
                                                            Development Stage        For the Eight           From Inception
                                                           (January 19, 2000 to      Months Ended          (January 19, 2000) to
                                                             August 31, 2001        August 31, 2001           December 31, 2000
                                                             ---------------        ---------------           -----------------
                                                               (Unaudited)            (Unaudited)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                      $(14,063)              $(4,470)              $ (9,593)
     Adjustment to reconcile net loss to net cash
      utilized by operating activities
       Increase in accrued expenses                                     885                   735                    150
                                                                   --------               -------               --------
        Net cash utilized by operating activities                   (13,178)               (3,735)                (9,443)
                                                                   --------               -------               --------


CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from officers' loans                                   13,500                 6,000                  7,500
     Sale of common units                                             3,000                  --                    3,000
                                                                   --------               -------               --------

        Net cash provided by financing activities                    16,500                 6,000                 10,500
                                                                   --------               -------               --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                             3,322                 2,265                  1,057

     Cash and cash equivalents at beginning of period                  --                   1,057                   --
                                                                   --------               -------               --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $  3,322               $ 3,322               $  1,057
                                                                   ========               =======               ========

              The accompanying notes are an integral part of these
                             financial statements.

                                   HUNAPU INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
   (Information as of and for the Period Ended August 31, 2001, is unaudited)


NOTE 1 -      DESCRIPTION OF COMPANY:

              Hunapu Inc., (the "Company"), was organized in the state of Nevada on January 19, 2000. The Company was formed to serve as a vehicle to raise capital to acquire a business and is currently considered a "blank check" company inasmuch as the Company is not generating revenues and does not own an operating business. The Company has no employees and no material assets. Administrative services are currently being provided by an entity controlled by an officer of the Company at no charge. The Company's efforts to date have been limited to organizational activities.

              The Company is considered as being in the development stage, since its inception, in accordance with Statement of Financial Accounting Standards No. 7, and its year end is December 31.


NOTE 2-       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

              The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies considered particularly significant.


         (a)  Use of Estimates:
              In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.


         (b)  Statements of Cash Flows:
              For purposes of the statement of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.


         (c)  Interim Financial Data:
              The interim financial data is unaudited. However, in the opinion of management, the interim data includes all adjustments (consisting of normal recurring accruals or adjustments only) necessary to present fairly the results of the interim period. The results for the interim period are not necessarily indicative of the results to be obtained for the entire year.

                                   HUNAPU INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
   (Information as of and for the Period Ended August 31, 2001, is unaudited)

NOTE 3 -      LOAN PAYABLE - SHAREHOLDER:

              On August 30, 2000, the Company borrowed $7,500 from a shareholder of the Company. This loan, which is now due and payable on or before August 30, 2002, bears interest at 6% per annum. As of December 31, 2000, the Company had accrued $150 in interest charges, which was unpaid. During the eight-month period ended August 31, 2001, the Company received additional loans from this shareholder in the amount of $6,000. These additional loans also bear interest at 6% per annum and are repayable one year from the date of receipt. As of August 31, 2001, interest accrued and unpaid aggregated $885.


NOTE 4 -      SHAREHOLDERS' EQUITY:

              As of December 31, 2000, the Company had issued an aggregate of 3,000,000 units at a price of $.001 per unit, with each unit consisting of one (1) share of common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrant, for cash proceeds of $3,000. The holder of 3 units is entitled to exercise one Class A Warrant to purchase one share of common stock at $5.00 per share.

              The Company has filed a registration statement on Form SB-2, with the Securities and Exchange Commission, to register 800,000 shares of its common stock. The Company intends to offer for sale, 600,000 units (each unit consisting of one (1) share of common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrant) at a per unit price of $.03.

No dealer, salesperson or                         600,000 Units
other person is
authorized to give any
information or to
represent anything not
contained in this
prospectus. You must not
rely on any unauthorized
information or
representations. This
prospectus is an offer to                 800,000 Shares of Common Stock
sell only the shares
offered hereby, but only
under circumstances and
in jurisdictions where it
is lawful to do so. The
information contained in
this prospectus is
current only as of its
date
                                                  Hunapu Inc.

Through and including
____________, 2002 (90
days from the date funds
and securities are
released from escrow),
all dealers effecting
transactions in these
securities, whether or
not participating in this
offering, may be required
to deliver a prospectus.
This is in addition to a
dealer's obligation to
deliver a prospectus when
acting as an underwriter
and with respect to an
unsold allotment or
subscription.                                    October __, 2001

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The following statutes and by-law provisions are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

     Article EIGHTH of the registrant's Articles of Incorporation provides that:

     The registrant may, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Article VI of the registrant's By-laws provides that:

     On the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the registrant served in any capacity at the request of the registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the registrant, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys, fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

     On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the registrant shall indemnify any person made a party to an action by or in the right of the registrant to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the registrant, against the reasonable expenses, including attorneys, fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding.

     Section 78.751 of the Nevada General Corporation Law ("GCL"), provides that:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a) By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Section 78.752 of the GCL provides that:

     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

          (a) The creation of a trust fund.

          (b) The establishment of a program of self-insurance.

          (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

          (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection nay provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     4. In the absence of fraud:

          (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (b) The insurance or other financial arrangement:

               (1) Is not void or voidable; and

               (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes.

Item 25. Other Expenses of Issuance and Distribution

SEC Registration Fee................................................   $ 1,605
Printing and Photocopy Expenses.....................................     2,000
Legal Fees and Expenses.............................................     7,000
State Securities Qualification Fees and Expenses....................     1,000
Accounting and Auditing Fees and Expenses...........................     2,500
Miscellaneous, including postage, courier,
    long distance telephone, etc....................................       895
                                                                       -------
Total...............................................................   $15,000
                                                                       =======

Item 26. Recent Sales of Unregistered Securities

     (a) As of January 19, 2000, the registrant had issued an aggregate of 2,960,000 shares of its common stock and 986,667 class A redeemable common stock purchase warrants to its founder for $2,960 in cash. The registrant is using the proceeds for working capital and the general corporate purposes. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act, as the investor is an accredited investor.

     (b) As of January 19, 2000, the registrant issued an aggregate of 40,000 shares of its common stock and 13,333 class A redeemable common stock purchase warrants to Snow Becker Krauss P.C. in connection with legal services being rendered to registrant. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act. The investor is a sophisticated investor and was involved in the formation of the registrant and the preparation of the registration statement.

     The Board of Directors and executive officers were elected as of January 19, 2000, and are not aware of any other sales of unregistered securities of the registrant. Johnny R. Thomas, who is listed as a director in the registrants' Articles of Incorporation, resigned from all positions with the registrant on January 19, 2000.

Item 27. Exhibits and Financial Statement Schedules

      (a)   Exhibits

             3.1     Articles of Incorporation of the registrant.

             3.2     By-Laws of the registrant.

             4.1     Specimen Common Share Certificate.

             4.2     Specimen Class A Warrant Certificate.

             5.1     Opinion of Snow Becker Krauss P.C.

            10.1     Escrow Agreement.

            10.2     Promissory Note made August 31, 2000.

            10.3     Promissory Note made February 12, 2001.

            10.4     Promissory Note made April 6, 2001.

            10.5 Letter from Putun, LLC, dated August 30, 2001, extending due date of Promissory Note made August 31, 2000.

            23.1     Consent of Snow Becker Krauss P.C.

            23.2     Consent of Lazar Levine & Felix LLP.

Item 28. Undertakings

     The registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on the 16th day of October 2001.

                                          HUNAPU INC.


                                          By:  /s/ John C. Francis
                                               ------------------------------
                                                   John C. Francis, President
                                                   and Treasurer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature                          Title                        Date
---------                          -----                        ----
/s/ John C. Francis                President, Treasurer         October 16, 2001
-----------------------------
John C. Francis                    (Principal Executive
                                   Officer and Chief
                                   Financial Officer) and
                                   Chairman of the Board

                                  EXHIBIT INDEX


   Exhibit
   Number     Description                                               Page
   -------    -----------                                               ----
     3.1      Article of Incorporation of the registrant.*

     3.2      By-Laws of the registrant.*

     4.1      Specimen Common Share Certificate.*

     4.2      Specimen Class A Warrant Certificate.*

     5.1      Opinion of Snow Becker Krauss P.C.*

    10.1      Escrow Agreement.*

    10.2      Promissory Note made August 31, 2000.*

    10.3      Promissory Note made February 12, 2001.*

    10.4      Promissory Note made April 6, 2001.*

    10.5 Letter from Putun, LLC, dated August 30, 2001, extending due date of Promissory Note made August 31, 2000.

    23.1      Consent of Snow Becker Krauss P.C.*

    23.2      Consent of Lazar Levine & Felix LLP.
----------------------
     *    Previously filed.